Exhibit 10.12

BORROWER: RevCare, Inc.

GUARANTOR:	Orange County Professional Services, Inc.

GUARANTY

To:                              BRIDGE BANK, N.A.

1.               The Guaranty.  For valuable consideration, the undersigned (“Guarantor”) hereby unconditionally guarantees and promises to pay promptly to Bridge Bank, N.A. (“Lender”), or order, in lawful money of the United States, any and all Indebtedness of RevCare, Inc., a Nevada corporation (“Borrower”) to Lender when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter.  The liability of Guarantor under this Guaranty is not limited as to the principal amount of the Indebtedness guaranteed and includes, without limitation, liability for all interest, fees, indemnities (including, without limitation, hazardous waste indemnities), and other costs and expenses relating to or arising out of the Indebtedness.  The liability of Guarantor is continuing and relates to any Indebtedness, including that arising under successive transactions which shall either continue the Indebtedness or from time to time renew it after it has been satisfied.  This Guaranty is cumulative and does not supersede any other outstanding guaranties, and the liability of Guarantor under this Guaranty is exclusive of Guarantor’s liability under any other guaranties signed by Guarantor.  If more than one individual or entity sign this Guaranty, their obligations under this Guaranty shall be joint and several.

2.               Definitions.  As used herein:

(a)          “Borrower” means the individual or the entity named in Paragraph 1 of this Guaranty and, if more than one, then any one or more of them.

(b)         “Guarantor” means the individual or the entity signing this Guaranty and, if more than one, then any one or more of them, jointly and severally.

(c)          “Indebtedness” means any and all debts, liabilities, and obligations of Borrower to Lender, now or hereafter existing, whether voluntary or involuntary and however arising, whether direct or indirect or acquired by Lender by assignment, succession, or otherwise, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, held or to be held by Lender for its own account or as agent for another or others, whether Borrower may be liable individually or jointly with others, whether recovery upon such debts, liabilities, and obligations may be or hereafter become barred by any statute of limitations, and whether such debts, liabilities, and obligations may be or hereafter become otherwise unenforceable.  Indebtedness includes, without limitation, any and all obligations of Borrower to Lender for reasonable attorneys’ fees and all other costs and expenses incurred by Lender in the collection or enforcement of any debts, liabilities, and obligations of Borrower to Lender.

3.               Obligations Independent.  The obligations hereunder are independent of the obligations of Borrower or any other guarantor, and a separate action or actions may be brought and prosecuted against Guarantor whether action is brought against Borrower or any other guarantor or whether Borrower or any other guarantor be joined in any such action or actions.  Anyone executing this Guaranty shall be bound by its terms without regard to execution by anyone else.

4.               Rights of Lender.  Guarantor authorizes Lender, without notice or demand and without affecting its liability hereunder, from time to time to: (a) renew, compromise, extend, accelerate, or otherwise change the time for payment, or otherwise change the terms, of the Indebtedness or any part thereof, including increase or decrease of the rate of interest thereon, or otherwise change the terms of the Indebtedness; (b) receive and hold security for the payment of this Guaranty or any Indebtedness and exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any such security; (c) apply such security and direct the order or manner of sale thereof as Lender in its discretion may determine; and (d) release or substitute any Guarantor or any one or more of any endorsers or other guarantors of any of the Indebtedness.

5.               Guaranty to be Absolute.  Guarantor agrees that until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, Guarantor shall not be released by or because of the taking, or failure to take, any action that might in any manner or to any extent vary the risks of Guarantor under this Guaranty or that, but for this paragraph, might discharge or otherwise reduce, limit, or modify Guarantor’s obligations under this Guaranty.  Guarantor waives and surrenders any defense to any liability under this Guaranty based upon any such action, including but not limited to any action of Lender described in the immediately preceding paragraph of this Guaranty.  It is the express intent of Guarantor that Guarantor’s obligations under this Guaranty are and shall be absolute and unconditional.

6.               Guarantor’s Waivers of Certain Rights and Certain Defenses.  Guarantor waives: (a) any right to require Lender to proceed against Borrower, proceed against or exhaust any security for the Indebtedness, or pursue any other remedy in Lender’s power whatsoever; (b) any defense arising by reason of any disability or other defense of Borrower, or the cessation from any cause whatsoever of the liability of Borrower; (c) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Borrower; and (d) the benefit of any statute of limitations affecting Guarantor’s liability hereunder.  No provision or waiver in this Guaranty shall be construed as limiting the generality of any other waiver contained in this Guaranty.

7.               Waiver of Subrogation.  Until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated, Guarantor waives any right of subrogation, reimbursement, indemnification, and contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code (Title 11, United States Code) or any successor statute, arising from the existence or performance of this Guaranty, and Guarantor waives any right to enforce any remedy which Lender now has or may hereafter have against Borrower, and waives any benefit of, and any right to participate in, any security now or hereafter held by Lender.

8.               Waiver of Notices.  Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, notices of intent to accelerate, notices of acceleration, notices of any suit or any other action against Borrower or any other person, any other notices to any party liable on the Indebtedness (including Guarantor), notices of acceptance of this Guaranty, and notices of the existence, creation, or incurring of new or additional Indebtedness.

9.               General Partner Liability and Waivers of Other Rights and Defenses.

(a)          If Borrower is a partnership and Guarantor is a general partner of that partnership, then Guarantor shall not be liable under this Guaranty for any portion of the Indebtedness which is secured by real property; provided, however, that Guarantor shall remain liable under partnership law for all the Indebtedness.

(b)         Guarantor waives any rights and defenses that are or may become available to Guarantor by reason of Sections 2787 to 2855, inclusive, of the California Civil Code.

(c)          Guarantor waives all rights and defenses that Guarantor may have because any of the Indebtedness is secured by real property.  This means, among other things:  (i) Lender may collect from Guarantor without first foreclosing on any real or personal property collateral pledged by Borrower; and (ii) if Lender forecloses on any real property collateral pledged by Borrower:  (1) the amount of the Indebtedness may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Lender may collect from Guarantor even if Lender, by foreclosing on the real property collateral, has destroyed any right Guarantor may have to collect from Borrower.  This is an unconditional and irrevocable waiver of any rights and defenses Guarantor may have because any of the Indebtedness is secured by real property.  These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

(d)         Guarantor waives any right or defense it may have at law or equity, including California Code of Civil Procedure Section 580a, to a fair market value hearing or action to determine a deficiency judgment after a foreclosure.

10.         Security.  To secure all of Guarantor’s obligations hereunder, Guarantor assigns and grants to Lender pursuant to that certain Security Agreement, dated of even date herewith between Guarantor and Lender, a security interest in all moneys, securities, and other property of Guarantor, now or hereafter in the possession of Guarantor, all deposit accounts of Guarantor maintained with Lender, and all proceeds thereof.  Upon default or breach of any of Guarantor’s obligations to Lender, Lender may apply any deposit account to reduce the Indebtedness, and may foreclose any collateral as provided in the Uniform Commercial Code and in any security agreements between Lender and Guarantor.

11.         Subordination.  Any obligations of Borrower to Guarantor, now or hereafter existing, including but not limited to any obligations to Guarantor as subrogee of Lender or resulting from Guarantor’s performance under this Guaranty, are hereby subordinated to the Indebtedness.  In addition to Guarantor’s waiver of any right of subrogation as set forth in this Guaranty with respect to any obligations of Borrower to Guarantor as subrogee of Lender, Guarantor agrees that, if Lender so requests, Guarantor shall not demand, take, or receive from Borrower, by setoff or in any other manner, payment of any other obligations of Borrower to Guarantor until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated.  If any payments are received by Guarantor in violation of such waiver or agreement, such payments shall be received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Indebtedness, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty.  Any security interest, lien, or other encumbrance that Guarantor may now or hereafter have on any property of Borrower is hereby subordinated to any security interest, lien, or other encumbrance that Lender may have on any such property.

12.         Revocation of Guaranty.

(a)          Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke this Guaranty as to future Indebtedness and, in light thereof, all protection afforded Guarantor under Section 2815 of the California Civil Code.  Guarantor fully realizes and understands that, upon execution of this agreement, Guarantor will not have any right to revoke this Guaranty as to any future Indebtedness and, thus, may have no control over such Guarantor’s ultimate responsibility for the Indebtedness.  If, contrary to the express intent of this agreement, any such revocation is effective notwithstanding the foregoing waiver, Guarantor acknowledges and agrees that:  (a) no such revocation shall be effective until written notice thereof has been received by Lender; (b) no such revocation shall apply to any Indebtedness in existence on such date (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof); (c) no such revocation shall apply to any Indebtedness made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender which is, or is believed in good faith by Lender to be, in existence on the date of such revocation; (d) no payment by Borrower, or from any other source, prior to the date of such revocation shall reduce the obligations of such Guarantor hereunder; and (e) any payment by Borrower or from any source other than such Guarantor, subsequent to the date of such revocation, shall first be applied to that portion of the obligations, if any, as to which the revocation by such Guarantor is effective (and which are not, therefore, guarantied by such Guarantor hereunder), and, to the extent so applied, shall not reduce the obligations of such Guarantor hereunder.

(b)         In the event of the death of a Guarantor, the liability of the estate of the deceased Guarantor shall continue in full force and effect as to (i) the Indebtedness existing at the date of death, and any renewals or extensions thereof, and (ii) loans or advances made to or for the account of Borrower after the date of the death of the deceased Guarantor pursuant to a commitment made by Lender to Borrower prior to the date of such death.  As to all surviving Guarantors, this Guaranty shall continue in full force and effect after the death of a Guarantor, not only as to the Indebtedness existing at that time, but also as to the Indebtedness thereafter incurred by Borrower to Lender.

(c)          Guarantor acknowledges and agrees that this Guaranty may be revoked only in accordance with the foregoing provisions of this paragraph and shall not be revoked simply as a result of any change in name, location, or composition or structure of Borrower, the dissolution of Borrower, or the termination, increase, decrease, or other change of any personnel or owners of Borrower.

13.         Reinstatement of Guaranty.  If this Guaranty is revoked, returned, or cancelled, and subsequently any payment or transfer of any interest in property by Borrower to Lender is rescinded or must be returned by Lender to Borrower, this Guaranty shall be reinstated with respect to any such payment or transfer, regardless of any such prior revocation, return, or cancellation.

14.         Stay of Acceleration.  In the event that acceleration of the time for payment of any of the Indebtedness is stayed upon the insolvency, bankruptcy, or reorganization of Borrower or otherwise, all such Indebtedness guaranteed by Guarantor shall nonetheless be payable by Guarantor immediately if requested by Lender.

15.         No Deductions.  All payments by Guarantor hereunder shall be paid in full, without setoff or counterclaim or any deduction or withholding whatsoever, including, without limitation, for any and all present and future taxes.  In the event that Guarantor or Lender is required by law to make any such deduction or withholding, Guarantor agrees to pay on behalf of Lender such amount directly to the appropriate person or entity, or if the Guarantor cannot legally comply with the foregoing, Guarantor shall pay to Lender such additional amounts as will result in the receipt by Lender of the full amount payable hereunder.  Guarantor shall promptly provide Lender with evidence of payment of any such amount made on Lender’s behalf.

16.         Information Relating to Borrower.  Guarantor acknowledges and agrees that it shall have the sole responsibility for, and has adequate means of, obtaining from Borrower such information concerning Borrower’s financial condition or business operations as Guarantor may require, and that Lender has no duty, and Guarantor is not relying on Lender, at any time to disclose to Guarantor any information relating to the business operations or financial condition of Borrower.

17.         Borrower’s Authorization.  Where Borrower is a corporation, partnership, trust, or limited liability company, it is not necessary for Lender to inquire into the powers of Borrower or of the officers, directors, partners, members, managers, or agents acting or purporting to act on its behalf, and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder, subject to any limitations on Guarantor’s liability set forth herein.

18.         Information Relating to Guarantor.  Guarantor authorizes Lender to verify or check any information given by Guarantor to Lender, check Guarantor’s credit references, verify employment, and obtain credit reports. Guarantor acknowledges and agrees that the authorizations provided in this paragraph apply to any individual general partner of Guarantor and to Guarantor’s spouse and any such general partner’s spouse if Guarantor or such general partner is married and lives in a community property state.

19.         Guarantor’s Covenants.  Until the Indebtedness has been paid in full and any commitments of Lender or facilities provided by Lender with respect to the Indebtedness have been terminated and each and every term, covenant, and condition of this Guaranty is fully performed, Guarantor agrees:

(a)          to provide the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time:

(i)                  if Guarantor is a business entity, within 45 days of Guarantor’s fiscal year end, Guarantor’s annual financial statements. These financial statements must be audited, (with an opinion satisfactory to Lender) by a Certified Public Accountant (“CPA”) acceptable to Lender;

(ii)               if Guarantor is a business entity, within 45 days of the period’s end, Guarantor’s quarterly financial statements.  These financial statements must be certified and dated by an authorized financial officer of Guarantor; and

(iii)            copies of Guarantor’s federal income tax return (with all forms K-1 attached), within 30 days of filing, together with a statement of any contributions made by Guarantor to any subchapter S corporation or trust, and, if requested by Lender, copies of any extensions of the filing date.

20.         Taxes.  Guarantor represents and warrants that it is organized and resident in the United States of America.  If Guarantor must make a payment under this Guaranty, Guarantor represents and warrants that it will make the payment from one of its U.S. resident offices to a U.S. office of Lender so that no withholding tax is imposed on the payment.  If notwithstanding the foregoing, Guarantor makes a payment under this Guaranty to which withholding tax applies, then Guarantor shall pay any taxes (other than taxes on net income (a) imposed by the country or any subdivision of the country in which Lender’s principal office or actual lending office is located and (b) measured by the United States taxable income Lender would have received if all payments under or in respect of this Guaranty were exempt from taxes levied by Guarantor’s country) that are at any time imposed on any such payments under or in respect of this Guaranty including, but not limited to, payments made pursuant to this paragraph.  Further, Guarantor shall also pay to Lender, on demand, all additional amounts that Lender specifies as necessary to preserve the after-tax yield Lender would have received if such taxes had not been imposed.

21.         Change of Status.  Guarantor shall not enter into any consolidation, merger, or other combination unless Guarantor is the surviving business entity.  Further, Guarantor shall not change its legal structure unless (a) Guarantor obtains the prior written consent of Lender and (b) all Guarantor’s obligations under this Guaranty are assumed by the new business entity.

22.         Notices.  All notices required under this Guaranty shall be personally delivered or sent by first class mail, postage prepaid, or by overnight courier, to the addresses on the signature page of this Guaranty, or sent by facsimile to the fax numbers listed on the signature page, or to such other addresses as Lender and Guarantor may specify from time to time in writing.  Notices sent by (a) first class mail shall be deemed delivered on the earlier of actual receipt or on the fourth business day after deposit in the U.S. mail, postage prepaid, (b) overnight courier shall be deemed delivered on the next business day, and (c) telecopy shall be deemed delivered when transmitted.

23.         Successors and Assigns.  This Guaranty (a) binds Guarantor and Guarantor’s executors, administrators, successors, and assigns, provided that Guarantor may not assign its rights or obligations under this Guaranty without the prior written consent of Lender, and (b) inures to the benefit of Lender and Lender’s indorsees, successors, and assigns.  Lender may, without notice to Guarantor and without affecting Guarantor’s obligations hereunder, sell, assign, grant participations in, or otherwise transfer to any other person, firm, or corporation the Indebtedness and this Guaranty, in whole or in part.  Guarantor agrees that Lender may disclose to any assignee or purchaser, or any prospective assignee or purchaser, of all or part of the Indebtedness any and all information in Lender’s possession concerning Guarantor, this Guaranty, and any security for this Guaranty.

24.         Amendments, Waivers, and Severability.  No provision of this Guaranty may be amended or waived except in writing.  No failure by Lender to exercise, and no delay in exercising, any of its rights, remedies, or powers shall operate as a waiver thereof, and no single or partial exercise of any such right, remedy, or power shall preclude any other or further exercise thereof or the exercise of any other right, remedy, or power.  The unenforceability or invalidity of any provision of this Guaranty shall not affect the enforceability or validity of any other provision of this Guaranty.

25.         Costs and Expenses.  Guarantor agrees to pay all reasonable attorneys’ fees, including allocated costs of Lender’s in-house counsel, and all other costs and expenses which may be incurred by Lender (a) in the enforcement of this Guaranty or (b) in the preservation, protection, or enforcement of any rights of Lender in any case commenced by or against Guarantor or Borrower under the Bankruptcy Code (Title 11, United States Code) or any similar or successor statute.

26.         Governing Law and Jurisdiction.  This Guaranty shall be governed by and construed under the laws of the State of California.  Guarantor irrevocably (a) submits to the non-exclusive jurisdiction of any federal or state court sitting in the State of California in any action or proceeding arising out of or relating to this Guaranty and (b) waives to the fullest extent permitted by law any defense asserting an inconvenient forum in connection therewith.  Service of process by Lender in connection with such action or proceeding shall be binding on Guarantor if sent to Guarantor by registered or certified mail at its address specified below.

27.         Waiver of Jury Trial.  EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY VAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL

TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY VAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER, HAS DETERMINED FOR ITSELF THE NECESSITY TO REVIEW THE SAME WITH ITS LEGAL COUNSEL, AND KNOWINGLY AND VOLUNTARILY WAIVES ALL RIGHTS TO A JURY TRIAL.

28.         Remedies.  All rights and remedies provided in this Guaranty and any instrument or agreement referred to herein are cumulative and are not exclusive of any rights or remedies otherwise provided by law.  Any single or partial exercise of any right or remedy shall not preclude the further exercise thereof or the exercise of any other right or remedy.

29.         Severability.  The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement referred to herein shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement referred to herein.

Executed this          day of Febrary, 2003.

Business Entity Guarantor:

Orange County Professional Services, Inc.

By
Name:
Title:

Address for notices to Lender:	Address for notices to Guarantor:
Bridge Bank, National Association
Attn: Mike Field	Orange County Professional Services, Inc.
2120 El Camino Real
Santa Clara, CA 95050
Tel: (408) 982-2106	Tel:
Fax: (408) 982-2112	Fax: